SPAR Group Secures New Line of Credit to Fuel Future Growth

Tarrytown, NY - July 8, 2010 - SPAR Group, Inc. (NASDAQ: SGRP) (the "Company" or "SPAR"), a leading supplier of retail merchandising and other marketing services throughout the United States and internationally, today announced that a multi-bank group led by Sterling National Bank will provide the Company with a $6.5 million revolving credit facility, which replaces its existing line of credit.  This new facility will provide additional working capital and resources to fuel the Company’s domestic growth strategy and foster further acquisitions by the Company, both domestically and internationally.

“It is with great pleasure that we finalize our agreement and increase our credit facility with Sterling National Bank as the lead institution for our new financial partners,” stated Gary Raymond, President and Chief Executive Officer of SPAR Group. “The increase in our revolving facility of up to $6.5 million will provide our company with more than adequate working capital to grow organically and also provides us with much needed flexibility to fuel the growth of our Company through acquisitions. Sterling National Bank and its bank group provide us with a broad range of product offerings and the proven financial experience to meet the needs of our growing company.”

Joseph Costanza, Senior Vice President and Managing Director of Sterling National Bank’s Commercial Lending Division, stated, “We are extremely pleased to support  SPAR Group with this credit facility and full suite of banking services as they continue to grow their business domestically and on a global basis.”

About SPAR Group
SPAR Group, Inc. is a diversified international merchandising and marketing services company that provides a broad array of services worldwide to help companies improve their sales, operating efficiency and profits at retail locations. SPAR Group provides product services, project services, in-store events, radio frequency identification ("RFID"), technology services and marketing research covering all product and trade classifications, including mass market, drug store, convenience store and grocery chains. Product services include product additions; placement, reordering, replenishment, labeling, evaluation and deletions, and project services include seasonal and special product promotions, product recalls and complete setups of departments and stores. The company operates throughout the United States and internationally in 11 of the most populated countries, including China and India. For more information, visit the SPAR Group's Web site at http://www.sparinc.com/.

About Sterling National Bank
Since 1929, Sterling National Bank (www.sterlingnationalbank.com) has successfully served the needs of businesses, professionals and individuals in the NY metropolitan area and beyond. Sterling is well-known for its high-touch, hands-on approach to customer service and a special focus on serving the business community.  Sterling National Bank is the principal banking subsidiary of Sterling Bancorp (NYSE: STL), a New York City-based financial corporation with assets exceeding $2 billion. Sterling offers clients a full range of depository and cash management services plus a broad portfolio of financing solutions – including working capital lines, accounts receivable and inventory financing, factoring, international trade financing, payroll funding and processing, equipment leasing and financing, commercial and residential mortgages and trust and custodial account services.

Certain statements in this news release and such conference call are forward-looking, including (without limitation) growing revenues and profits through domestic growth and domestic and international acquisitions, attracting new business that will increase SPAR Group's revenues, continuing to maintain costs and consummating any transactions. Undue reliance should not be placed on such forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the company's control. The company's actual results, performance and trends could differ materially from those indicated or implied by such statements as a result of various factors, including (without limitation) the continued strengthening of SPAR Group's selling and marketing functions, continued customer satisfaction and contract renewal, new product development, continued availability of capable dedicated personnel, continued cost management, the success of its international efforts, success and availability of acquisitions, availability of acceptable acquisition financing and other factors, as well as by factors applicable to most companies such as general economic, competitive and other business and civil conditions. Information regarding certain of those and other risk factors and cautionary statements that could affect future results, performance or trends are discussed in SPAR Group's most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings made with the Securities and Exchange Commission from time to time. All of the company's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements.

Contact:
James R. Segreto
SPAR Group, Inc.
(914) 332-4100

Investors:
Alan Sheinwald
Alliance Advisors, LLC
(914) 669-0222
asheinwald@allianceadvisors.net

Mark McPartland
Alliance Advisors, LLC
(910) 686-0455
markmcp@allianceadvisors.net